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                                                                     EXHIBIT 1.2


                                WARRANT AGREEMENT

          This Warrant Agreement (this "Agreement") dated as of ________, 1999 is by and between AremisSoft Corporation, a Delaware corporation (the "Company") and Cruttenden Roth Incorporated ("Cruttenden").

          WHEREAS, Cruttenden has agreed pursuant to an Underwriting Agreement dated ________, 1999 (the "Underwriting Agreement") to act as the representative (the "Representative") of the several underwriters in connection with the proposed public offering (the "Public Offering") by the Company of 2,500,000 shares of Common Stock, including up to 375,000 additional shares of Common Stock to cover over-allotments, if any; and

          WHEREAS, pursuant to Section 1 of the Underwriting Agreement, the Company has agreed to issue warrants (the "Warrants") to the Representative to purchase, at a price of $0.001 per warrant, up to an aggregate of 250,000 shares (hereinafter, and as the number thereof may be adjusted hereto, the "Warrant Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), each Warrant initially entitling the holder thereof to purchase one share of Common Stock.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and in the Underwriting Agreement set forth and for other good and valuable consideration, the parties hereto agree as follows:

          1. Issuance of Warrants; Form of Warrant. The Company will issue and deliver to the Representative, Warrants to purchase 250,000 Warrant Shares on the Closing Date referred to in the Underwriting Agreement, in consideration for, and as part of the Representative's compensation in connection with, its acting as representative of the several underwriters for the Public Offering pursuant to the Underwriting Agreement. The text of the Warrants and of the form of election to purchase Warrants Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the Chairperson or Vice Chairperson of the Board, President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

          Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to or after the delivery of such Warrants or did not hold such offices on the date of this Agreement. Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

          2. Registration. The Warrants shall be numbered and registered on the books of the Company (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register (the "Holder") as the owner in fact therefor for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any




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registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of "Cruttenden Roth Incorporated" or in such other names or denominations as Cruttenden may request in writing to the Company.

          3. Exchange of Warrant Certificates. Subject to any restriction upon transfer set forth in this Agreement, each Warrant certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitled such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

          4. Transfer of Warrants. Until __________, 2000, the Warrants will not be sold, transferred, assigned or hypothecated except in compliance with the Securities Act of 1933, as amended, to (i) other brokers or dealers; (ii) one or more bona fide officers and/or partners of Cruttenden; (iii) a successor to the transferring Holder in merger or consolidation; (iv) a purchaser of all or substantially all of the transferring Holder's assets; or (v) any person receiving the Warrants from one or more of the persons listed in this Section 4 at such person's or persons' death pursuant to will, trust or the laws of intestate succession, each of whom agrees in writing to be bound by the terms hereof. The Warrants shall be transferable only on the Warrant Register upon delivery thereof duly endorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto.

          5. Term of Warrants; Exercise of Warrants.

             5.1 Each Warrant entitles the registered owner thereof to purchase one share of Common Stock at any time from 10:00 a.m., Pacific time, on __________, 2000 (the "Initiation Date") until 6:00 p.m., Pacific time, on
__________, 2004 (the "Expiration Date") at a purchase price of $__________ subject to adjustment as provided herein (the "Warrant Price"). Notwithstanding the foregoing, if at 6:00 p.m., Pacific time on the Expiration Date, any Holder or Holders of the Warrants have not exercised their Warrants and the Closing Price (as defined in Section 11.1(c) below) for the Common Stock on the Expiration Date is greater than the Warrant Price, then each such unexercised Warrant shall be automatically converted into a number of shares of Common Stock of the Company equal to: (A) the number of shares of Common Stock then issuable upon exercise of a Warrant multiplied by (B) a fraction (1) the numerator of which is the difference between the Closing Price for the Common Stock on the Expiration Date and



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the Warrant Price and (2) the denominator of which is the Closing Price for the
Common Stock on the Expiration Date.

             5.2 The Warrant Price and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events pursuant to the provisions of Section 11 of this Agreement. Subject to the provisions of this Agreement, each Holder of Warrants shall have the right, which may be exercised as expressed in the Warrant Certificate, to purchase from the Company (and the Company shall issue and sell to such Holder of Warrants) the number of fully paid and nonassessable Warrant Shares specified in such Warrant Certificate, upon surrender to the Company, or its duly authorized agent, of such Warrant Certificate, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price, as adjusted in accordance with the provisions of Section 11 of this Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash, by wire transfer or by certified or official bank check, or any combination thereof. No adjustment shall be made for any dividends on any Warrant Shares issuable upon exercise of a Warrant.

             5.3 Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such registered Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 of this Agreement, in respect of any fraction of a share otherwise issuable upon such surrender and, if the number of Warrants represented by a Warrant certificate shall not be exercised in full, a new Warrant certificate, executed by the Company for the balance of the number of whole Warrant Shares.

             5.4 In addition to the method of payment set forth above in this
Section 5 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right to exercise the Warrants in full or in part by surrendering the Warrant certificate in the manner specified in Section 5.2 in exchange for the number of Warrant Shares equal to the product of (x) the number of Warrant Shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Closing Price less the Warrant Price and the denominator of which is such Closing Price. Solely for the purposes of any computation under this Section 5.4, the Closing Price on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days before the date of such computation. The "Closing Price" for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on such an exchange, the average of the closing bid and asked prices in the over-the-counter market, as reported by the Nasdaq National Market or Nasdaq SmallCap System, as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, the average of the closing bid and asked prices as furnished by two members of the national Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of



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the Company for that purpose, or, if no such prices are furnished, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.

             5.5 If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered Holders thereof, either as an entirety or from time to time for only part of the shares specified therein.

          6. Compliance with Government Regulations. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange or over-the-counter market, registration with or approval of any governmental authority, listing on any such national securities exchange or approval of any over-the-counter market before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be.

          7. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificate for Warrant Shares in a name other than that of the registered Holder of such Warrants.

          8. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and, if requested, indemnity or bond also reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          9. Reservation of Warrant Shares. There has been reserved out of the authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the Warrants, and the transfer agent for the Common Stock ("Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be issuable as provided in Section 12 of this Agreement. The



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Company will furnish to such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 11.3 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled.

          10. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the securities exchanges and stock markets or approved for quotation in the over-the-counter markets within the United States of America, if any, on which other shares of Common Stock are then listed.

          11. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter defined. For purposes of this Section 11, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

             11.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (b) (i) In case the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above or in subparagraph
(ii) below) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each



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Warrant by a fraction, the numerator of which shall be the then current market price per share of Common Stock (as defined in paragraph (c) below) on the date of such distribution, and the denominator of which shall be the then current market price per share of Common Stock, less the then fair value (as reasonably determined by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

             (ii) In the event of a distribution by the Company to all holders of its shares of Common Stock shares of capital stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 11.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

             (c) For the purpose of any computation under paragraph (b) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily Closing Prices (as hereinafter defined) for 20 consecutive trading days commencing 30 trading days before the date of such computation. The "Closing Price" for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the counter market as reported by the Nasdaq National Market System or Nasdaq SmallCap System or if not approved for quotation on the Nasdaq National Market System or Nasdaq SmallCap System, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose, or if no prices are furnished, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.

             (d) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

             (e) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraph (b) if the Company issues or distributes



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to each Holder of Warrants the rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

             (f) In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the other provisions of this Agreement, with respect to the Warrant and Warrant Shares, shall apply as nearly equivalent as practicable on like terms to such other securities.

             (g) Upon the expiration of any rights, options, warrants or convertible or exchangeable securities for which an adjustment was made hereunder, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only rights, options, warrants or convertible or exchangeable securities so issued were the rights, options, warrants or convertible or exchangeable securities, if any, actually exercised, converted or exchanged and (ii) such rights, options, warrants or convertible or exchangeable securities, if any, were exercised, converted or exchanged for the consideration actually received by the Company upon such exercise, conversion or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or convertible or exchangeable securities whether or not exercised, converted or exchanged; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of shares of Common Stock purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or convertible or exchangeable securities.

             11.2 Other Adjustments of Exercise Price and Number of Warrant Shares.

             (a) In case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the current market price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Warrant Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing:

                 (i) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares, multiplied



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by the Warrant Price in effect immediately prior to such issuance or sale, and
(y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by

                 (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Warrant Price be adjusted pursuant to this computation to an amount in excess of the Warrant Price in effect immediately prior to such computation; provided, further, that no adjustment shall be made pursuant to this Section 11.2(a) in connection with an issuance or sale of shares of Common Stock if an adjustment was made pursuant to Section 11.2(b) in connection with the issuance of the option, right or warrant to subscribe for shares of the Company's Common Stock or the security convertible into or exchangeable for shares of Common Stock, pursuant to which such shares of Common Stock are being issued or sold.

             (b) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the current market price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Warrant Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 11.2(a) hereof, provided that:

                 (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the weighted average purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants.

                 (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration received by the Company for such securities, plus the weighted average consideration, if any, receivable by the Company upon the conversion or exchange thereof.

                 (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection
(b)(i) of this Section 11.2, or in the price per share at which the securities referred to in subsection (b)(ii) of this Section 11.2 are convertible or exchangeable (except for changes in the price per share as a result of mechanical or other adjustments for which an adjustment has also been made to the Warrant Price pursuant to this Agreement), such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in



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respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

             (iv) Upon expiration of any rights, options, warrants or convertible or exchangeable securities for which an adjustment was made under this Section 11.2(b), a readjustment shall be made in accordance with Section 11.1(g).

          (c) Adjustment in Number of Warrant Shares. Upon each adjustment of the Warrant Price pursuant to the provisions of this Section 11.2, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Warrant Share by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Warrant Price.

          11.3 No Adjustment; Notice of Adjustment.

          (a) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

          (b) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          11.4 No Adjustment for Dividends. Except as provided in Section 11.1, no adjustments in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

          11.5 Preservation of Purchase Rights Upon Merger, Consolidation etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with each Holder an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and property which it would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of dividends, interest or other



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income on or from such shares or other securities, cash and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The provisions of this Section 11.5 shall similarly apply to successive consolidations, mergers, sales transfer or leases.

          11.6 Statements on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          11.7 No Adjustment for Securities Issued Pursuant to Employee Benefit Plans. No adjustment to the Warrant Price or Warrant Shares shall be made pursuant to Section 11.1 or 11.2 hereof for securities issued to pursuant to the Company's 1998 Stock Option Plan and other employee benefit plans.

          12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the sale time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereon shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12 be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Closing Price for one share of the Common Stock, as defined in Section 11.1(c), on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          13. Registration Under the Securities Act of 1933. Cruttenden represents and warrants to the Company that it will not dispose of the Warrants or the Warrant Shares except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Act"), (ii) Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel of the Company, that an exemption from such registration is available.

          14. Certificates to Bear Legends. Until such time as the Warrant, the Warrant Shares or other securities issued upon exercise of the Warrants have been registered under the Act, such securities shall be subject to a stop-transfer order and the certificate or certificates therefore shall bear the following legend:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

          15. Registration Rights.

          15.1 Demand Registration Rights. The Company covenants and agrees with the Representative and any subsequent Holders of the Warrants and/or Warrant Shares that, at any time and from time to time prior to the Expiration Date, within 60 days after receipt of a written request from the Representative or from Holders of more than 25% in interest of the aggregate of Warrants and/or Warrant Shares issued pursuant to this Agreement that the Representative or such Holders of the Warrants and/or Warrant Shares desire and intend to transfer more than 25% in interest of the aggregate number of the Warrants and/or Warrant Shares under such circumstances that a public offering, within the meaning of the Act, will be involved, the Company shall file a registration statement (and use its best efforts to cause such registration statement to become effective under the Act) with respect to the offering and sale or other disposition of the Warrant Shares (the "Offered Warrant Shares").

          The Company may defer the preparation and filing of a registration statement for up to 90 days after the request for registration is made if the Board of Directors determines in good faith that such registration would materially adversely affect or otherwise materially interfere with a proposed or pending transaction by the Company, including without limitation a material financing or a corporate reorganization, or during any period of time in which the Company is in possession of material inside information concerning the Company or its securities, which information the Company determines in good faith is not ripe for disclosure.

          The Company shall not honor any request to register Warrant Shares pursuant to this Section 15.1 (i) received earlier than eleven (11) months or later than five (5) years from the effective date of the Company's Registration Statement on Form S-1 (File No. 333-58351) (the "Effective Date"), (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Warrant Shares and such other securities, if any, at an aggregate price to the public of less than $1,000,000, (iii) if the Company shall defer preparation and filing of a registration statement pursuant to Section 15.1, (iv) if, in a given 12-month period, after the Company has effected one (1) such registration in any such period pursuant to this Section 15.1 unless the Company is eligible to use Form S-3 or similar short form registration statement, (v) during the period starting with the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, or (vi) if the Offered Warrant Shares can immediately be sold pursuant to Rule 144 over a period of 90 days or less except as to a Holder who owns more than one percent (1%) of the Company's outstanding Common Stock. The Company shall not be required to maintain the effectiveness of the registration statement beyond the earlier to occur of 120 days after the effective date of the registration statement or the date on which all of the Offered Warrant Shares have been sold (the "Termination Date"); provided, however, that if at the Termination Date the Offered Warrant Shares are covered by a registration statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to Offered Warrant Shares for so long as such registration statement (or any substitute registration statement) remains or is required to remain in effect for any such other securities. All expenses of one registration which is consummated pursuant to this Section 15.1 shall be borne by the Company (excluding underwriting discounts and commissions on Warrant Shares and fees and disbursements of counsel for any Holder). All expenses of any subsequent registration pursuant to this Section 15.1 shall be borne by the Representative and/or the Holders requesting such registration.

          The Company shall be obligated pursuant to this Section 15.1 to include in the registration statement Warrant Shares that have not yet been purchased by a Holder of Warrants. In addition, such Holder of Warrants is permitted to pay the Company the Warrant Price for such Warrant Shares upon the consummation of the public offering with respect to such Warrant Shares.

          15.2 Piggy-back Registration Rights. The Company covenants and agrees with the Holders and any subsequent Holders of the Warrants and/or Warrant Shares that in the event the Company proposes to file a registration statement under the Act with respect to any class of security (other than in connection with a Rule 145 transaction an exchange offer, a non-cash offer or a registration statement on Form S-8 or other registration statement form that does not permit secondary sales) which becomes or which the Company believes will become effective at any time after the Initiation Date, then the Company shall in each case give written notice of such proposed filing to the Holders of Warrants and Warrant Shares at least 30 days before the proposed filing date and such notice shall offer to such Holders the opportunity to include in such registration statement such number of Warrant Shares as they may request. The Company shall not be required to honor any such request to register any such Warrant Shares (i) if the request is received later than six (6) years from the Effective Date, or (ii) if the Company is not notified in writing of any such request pursuant to this Section 15.2 within at least 20 days after the Company has given notice to the Holders of the filing. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the Holders of Warrant Shares requested to be included in the registration (the "Piggy-back Shares") to include such Piggy-back Shares in the proposed offering on the same terms and conditions as applicable to securities of the Company included therein or as applicable to securities of any person other than the Company and the Holders of Piggy-back Shares if the securities of any such person are included therein. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that it believes marketing factors require a limitation on the number of shares to be underwritten in the proposed offering, then the Holders of such Piggy-back Shares shall delay their offering and sale of Piggy-back Shares (or the portion thereof so designated by such managing underwriter) for such period, not to exceed 180 days, as the managing underwriter shall request.

          In any circumstance in which all of the Warrant Shares and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon exercise of warrants or conversion of any subordinated note of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of Warrant Shares and Other Shares that may be so included, the number of shares of Warrant Shares and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Warrant Shares and Other Shares that would be held by such Holders and other selling stockholders, assuming exercise or conversion; provided, however, so that such allocation shall not operate to reduce the aggregate number of Warrant Shares and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion in the maximum number of Warrant Shares and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of Warrant Shares and Other Shares which would be held by such Holders and other selling stockholders, assuming exercise or conversion, and this procedure shall be repeated until all of the Warrant Shares and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Warrant Shares to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include founder's stock or any other shares of stock issued to employees, officers, directors, or consultants pursuant to Company's 1998 Stock Option Plan.

          All expenses of registration pursuant to this Section 15.2 shall be borne by the Company, except that underwriting commissions and expenses attributable to the Piggy-back Shares and fees and disbursements of counsel (if any) to the Holders requesting that such Piggy-back Shares be offered will be borne by such Holders.

          If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to this
Section 15.2. In such event, the right of any Holder to registration pursuant to this Section 15.2 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such Holder's Warrant Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

          The Company shall be obligated pursuant to this Section 15.2 to include in the Piggy-back offering, Warrant Shares that have not yet been purchased by a holder of Warrants. In addition, such Holder of Warrants is permitted to pay the Company the Warrant Price for such Warrant Shares upon the consummation of the Piggy-back offering.

          If the Company decides not to proceed with a Piggy-back offering, the Company has no obligation to proceed with the offering of the Piggy-back Shares, unless the Holders of the Warrants and/or Warrant Shares otherwise comply with the provisions of Section 15.1 hereof (without regard to the 60 days' written request required thereby). Notwithstanding any of the foregoing contained in this Section 15.2, the Company's obligation to offer registration rights to the Piggy-back Shares pursuant to this Section 15.2 shall terminate two (2) years after the Expiration Date.

          15.3 State Securities Laws. In connection with the registration of Warrant Shares in accordance with Section 15.1 and 15.2 above, the Company agrees to use its best efforts to register or qualify the Warrant Shares for offer or sale under the state securities or Blue Sky laws of such states which the Holders of such Warrant Shares shall designate, until the dates specified in
Section 15.1 and 15.2 above in connection with registration under the Act; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or to register or get a license as a broker or dealer in securities in any jurisdiction where it is not so registered or licensed or to register or qualify the Warrant Shares for offer or sale under the state securities or Blue Sky laws of any state other than the states in which some or all of the shares offered or sold in the Public Offering were registered or qualified for offer and sale.

          15.4 Indemnification.

          (a) In the event of any registration with respect to any Warrant Shares pursuant to Section 15.1 or 15.2 above, the Company will indemnify and hold harmless any Holder whose Warrant Shares are so registered, and each person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or such controlling person may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, in any such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each such Holder and each such controlling person for any legal or other expenses reasonably incurred by such Holder or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in the preparation thereof. The Company will not be liable to a claimant to the extent of any misstatement or omission corrected or remedied in any amended prospectus if the Company timely delivers a copy of such amended prospectus to such indemnified person and such indemnified person does not timely furnish such amended prospectus to such claimant. The Company shall not be required to indemnify any Holder or controlling person for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Company in writing.

          (b) Each Holder of Warrants and/or Warrant Shares who participates in a registration pursuant to Section 15.1 or 15.2 will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any such registration statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement or any material fact contained in any such registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph (b) shall not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by such Holder.

          (c) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section
15.4 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that paragraphs (a) and (b) of
Section 15.4 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that each Holder whose Warrant Shares are being registered is responsible pro rata for the portion represented by the public offering price received by such Holder from the sale of such Holder's Warrant Shares (less underwriting discounts and commissions), and the Company is responsible for the remaining portion; provided, however, that (i) no Holder shall be required to contribute any amount in excess of the public offering price received by such Holder from the sale of such Holder's Warrant Shares (less underwriting discounts and commissions) and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. This paragraph (c) shall not be operative as to any Holder of Warrant Shares to the extent that indemnity has been received under paragraph (a) or (b), as the case may be, of Section 15.4.

          15.5 No Rights as Stockholder; Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferee(s) the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events occur:

                     (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common
           Stock: or

                     (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

                     (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events the Company shall (i) give notice in writing of such event to the Holders, as provided in Section 16 hereof and (ii) if there are more than 100 Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

          15.6 Information by Holder. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in Section 15.1 or 15.2.

          15.7 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 15.

          15.8 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 15.1 or 15.2 shall terminate on the date on which all Warrant Shares held or entitled to be held upon exercise by such Holder may immediately be sold under Rule 144 during any 90 day period; provided, however, that the provisions of this Section
15.8 shall not apply to any Holder who owns more than one percent (1%) of the Company's outstanding Common Stock until such time as such Holder owns less than one percent (1%) of the Company's outstanding Common Stock.

          16. Notices. Any notice pursuant to this Agreement to be given or made by the registered Holder of any Warrant to the Company shall be sufficiently given or made if sent by first-class mail or facsimile to:

                     AremisSoft Corporation
                     60 Bishopsgate
                     London EC2N 4AJ
                     England
                     Attn: Dr. Lycourgos K. Kyprianou
                     Fax:  011-44-171-309-1599

                     With a copy to:

                     Bartel Eng Linn & Schroder
                     300 Capitol Mall, Suite 1100

                     Sacramento, California  95814
                     Attention:  Scott E. Bartel, Esq.
                     Fax:  (916) 442-3442

Notices or demands authorized by this Agreement to be given or made by the Company to the registered Holder of any Warrant shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail to such Holder at the address of such Holder as shown on the Warrant Register.

          17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflicts of laws.

          18. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders. This Agreement may also be supplemented or amended from time to time by a writing executed by or on behalf of the Company and the Holders of a majority of the Warrants or Warrant Shares then outstanding.

          19. Successor. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder. Assignments by the Holders of their rights hereunder shall be made in accordance with Section 4 hereof.

          20. Merger or Consolidation of the Company. So long as Warrants remain outstanding, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation (if not the Company), as the case may be, shall expressly assume, by supplemental agreement executed and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company any the Holders of the Warrants and Warrant Shares.

          22. Captions. The captions of the sections and subsections of this Agreement are for convenience only and shall have no substantive effect.

          23. Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.



                                           CRUTTENDEN ROTH INCORPORATED


Attest:


________________________________
                                           By:________________________________
                                              Name:
                                              Title:


                                           AREMISSOFT CORPORATION


Attest:


________________________________
                                           By:________________________________
                                              Name:
                                              Title:

                                                                      EXHIBIT A



                          [Form of Warrant Certificate]

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT

                               WARRANT CERTIFICATE
                                       OF

                             AREMISSOFT CORPORATION

                    EXERCISABLE ON OR BEFORE _________, 2004


           No. 1                                                   [#] Warrants

           This Warrant Certificate certifies that the registered holder hereof or its registered assigns, is the registered holder of Warrants expiring __________, 2004 (the "Warrants") to purchase Common Stock, $0.001 par value per share (the "Common Stock"), of AremisSoft Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company from 10:00 a.m., Pacific time, on __________, 2000 through and until 6:00 p.m., Pacific time, on __________, 2004, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Warrant Price") of $______ payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price on the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Warrant Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

           No Warrant may be exercised after 6:00 p.m., Pacific Time, on __________, 2004 (the "Expiration Date"). Notwithstanding the foregoing, if at 6:00 p.m., Pacific time on the Expiration Date, any Holder or Holders of the Warrants have not exercised their Warrants and the Closing Price (as defined in the Warrant Agreement) for the Common Stock on the Expiration Date is greater than the Warrant Price, then each such unexercised Warrant shall be automatically converted into a number of shares of Common Stock of the Company equal to: (A) the number of shares of Common Stock then issuable upon exercise of a Warrant multiplied by (B) a fraction (1) the numerator of which is the difference between the Closing Price for the Common Stock on the Expiration Date and the Warrant Price and (2) the denominator of which is the Closing Price for the Warrant Stock on the Expiration Date.

           Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth herein.

           This Warrant Certificate shall not be valid unless countersigned by the Company.

           IN WITNESS WHEREOF, AremisSoft Corporation has caused this Warrant Certificate to be signed by its Chairman and Chief Executive Officer and by its President and Chief Financial Officer and has caused its corporate seal to be affixed hereunto or imprinted hereon.


Dated:  __________, 1999                  AREMISSOFT CORPORATION


Attest:

___________________________               ______________________________________
Secretary,                                Dr. Lycourgos K. Kyprianou
Treasurer,                                Chairman and Chief Executive Officer
Assistant Secretary
or Assistant Treasurer



                                          _____________________________________
                                          Roys Poyiadjis
                                          President and Chief Financial Officer

                          [Form of Warrant Certificate]

                                    [Reverse]

           The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring __________, 2004 entitling the holder on exercise to receive shares of Common Stock, $0.001 par value per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of __________, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

           The Warrants may be exercised commencing ____________, 2000 at any time on or before __________, 2004. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

           The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. If the number of shares of Common Stock issuable upon such exercise is adjusted, the Warrant Agreement provides that the Warrant Price set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrants but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. The Warrant Agreement also provides that, while the Warrants are exercisable, the holders of the Warrants shall have an option to exercise, without payment of any exercise price or any cash or other consideration by such holders, the Warrants or any portion thereof into a number of shares of Common Stock as specified in the Warrant Agreement.

           The holders of the Warrants are entitled to certain registration rights with respect to the Warrants or Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in the Warrant Agreement.

           Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

           Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to other transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

           The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.





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


                         (Form of Election to Purchase)

                    (To be Executed upon Exercise of Warrant)



           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Common Stock and herewith tenders payment for such shares in accordance with the terms of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _, whose address is ______________________________________ and that such shares be delivered to _______________________ whose address is ________________________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________________________, whose address is _______________________, and that such Warrant Certificate be delivered to _______________________, whose address is _________________________________.



                                      Signature:

Date:



                                      Signature Guaranteed:






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


                              (Form of Assignment)

                  (To be Executed upon Assignment of Warrants)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          (Name and Address of Assignee Must Be Printed or Typewritten)


                  ____________________________________________
                  ____________________________________________
                  ____________________________________________


the within Warrants, hereby irrevocably constituting and appointing ________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.


Dated: ___________________                     _________________________________
                                               Signature of Registered Holder


Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed: __________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)






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